UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT: MAY 21, 2007

CHINA NATURAL GAS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-31539	98-0231607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19th Floor, Building B, Van Metropolis
Tang Yan Road, Hi-Tech Zone
Xian,710065, Shaanxi Province
China
(Address of principal executive offices)

86-29-88323325
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□Written communications pursuant to Rule 425 under the Securities Act
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01: Changes In Registrant's Certifying Accountant

Effective as of May 21, 2007, the Company dismissed Kabani & Company, Inc. ("Kabani"), the Company's independent registered public accounting firm. The decision to change accountants was recommended by the Company’s Audit Committee and approved by the Company's Board of Directors. The Company’s Board of Directors is currently in the process of engaging new auditors for the Company and will file a report on Form 8-K with the Securities and Exchange Commission when such new auditors have been engaged.

Kabani reported on the Company's consolidated financial statements for the years ending December 31, 2006 and 2005 and reviewed the Company’s consolidated financial statements for the period ending March 31, 2007. For these periods and up to May 21, 2007, there were no disagreements with Kabani on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Kabani, would have caused it to make reference thereto in its report on the financial statements for such years.

The reports of Kabani on the financial statements of the Company for the fiscal years ended December 31, 2006 and 2005 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company has provided Kabani with a copy of the foregoing disclosure and requested that Kabani provide the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to this item. A copy of such letter, dated May 25, 2007, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01: Financial Statements and Exhibits.

16.1	Letter from Kabani & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NATURAL GAS, INC.

Date: May 25, 2007	/s/ Xiaogang Zhu
Xiaogang Zhu Chief Financial Officer